Exhibit 99.1

KFx HIGHLIGHTS SUCCESSFUL SALES TO INDUSTRIAL USERS

NO ISSUES WITH CUSTOMER ACCEPTANCE OF SHIPMENTS REPORTED

SEC NOTIFIED REGARDING FALSE ANALYST REPORT

DENVER, September 7, 2006 - KFx Inc. (Amex: KFX) today provided an update on the product acceptance of its shipments to industrial users. To date, a single industrial user, the Lien Companies, has taken deliveries of K-FuelTM Refined Coal and it reports success in its burns of the product. “We have received multiple deliveries of K-FuelTM Refined Coal, and we look forward to receiving more of it,” commented Pete Lien.  “The product performs well in our facility and we’re pleased with its high BTU and low emissions characteristics.”

Regarding the status of sales to industrial users announced in the company’s August 16th sales update, these shipments of K-FuelTM Refined Coal are currently in staging terminals and are being scheduled for delivery to the industrial customers. Iterative shipments of K-FuelTM Refined Coal from the company’s Ft. Union plant have been lined up, including two upcoming shipments to two additional industrial users, as well as an upcoming full unit train shipment to a utility.

KFx is presenting this information because on Friday, September 1, an incorrect and misleading statement regarding its shipments to industrial users was released by Pacific Growth Equities. This statement alleged that a source indicated that one of the industrial customers referred to in the company’s August 16 sales update had rejected a shipment of K-FuelTM. That statement is not true. As indicated above, the single industrial user that has received the company’s product is satisfied with it and has not rejected any shipments. At the time of the statement issued last week by Pacific Growth Equities, no K-FuelTM Refined Coal had been delivered to any other industrial user. Pacific Growth Equities did not contact the company to verify its information before it issued its report, and the company is not aware of any basis for the report.

“KFx’s policy is not to respond to rumors or innuendoes about the company and its results. However, we’re appalled by this apparently malicious attempt to damage our stockholders in this report, which was issued without any attempt to verify the facts. Therefore, we feel obligated to both respond publicly and to seek appropriate remedies. We met with the SEC to alert them to these events and turned this over to them,” stated Mark Sexton, CEO. “KFx wants to thank all of our customers, investors, and stakeholders for their support and confidence in the company and its management.”

About KFx
KFx Inc. offers combined energy, environmental and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Our

KFx Inc. ï 55 Madison Street ï Suite 500 ï Denver, Colorado 80206 ï Tel: (303) 293-2992 ï Fax: (303) 293-8430

proprietary K-FuelTM process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into a more energy efficient, lower-emission fuel. A co-benefit of the K-FuelTM process is the removal of significant amounts of impurities, including mercury, and the reduction of emissions of sulfur dioxide and nitrogen oxide.

Please visit www.kfx.com for more information.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of KFx are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. Our actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in our Annual Report on Form 10-K, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:     KFx Inc., Denver, CO
                 Analyst Contact:
                 Karli Anderson, Director of Investor Relations
                 303-293-2992
###

KFx Inc. ï 55 Madison Street ï Suite 500 ï Denver, Colorado 80206 ï Tel: (303) 293-2992 ï Fax: (303) 293-8430